Exhibit 5
                        OPINION RE LEGALITY
                                                     July 15, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

        Re:  NIPSCO Industries, Inc.
             Registration Statement on Form S-8

Ladies and Gentlemen:

   We are acting as counsel for NIPSCO Industries, Inc., an Indiana corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 covering 2,500,000 common shares, without par value, of the Company (including associated Preferred Share Purchase Rights) (the "Shares"), issuable pursuant to the NIPSCO
Industries, Inc. 1994 Long-Term Incentive Plan (the "Plan").

   In this connection, we have examined such documents and have made such factual and legal investigations as we have deemed necessary or appropriate to enable us to express the opinion set forth below.

   Based on the foregoing, it is our opinion that the Shares, when issued pursuant to awards made in accordance with the Plan, will be legally issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       SCHIFF HARDIN & WAITE

                                       By: (s) ROBERT J. MINKUS
                                       ------------------------
                                            Robert J. Minkus